EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Packeteer, Inc.:
We consent to incorporation by reference in the registration statement on Form S-8 of Packeteer, Inc. of our reports dated March 15, 2007, with respect to the consolidated balance sheets of Packeteer, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2006, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Packeteer, Inc.
As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, Packeteer, Inc. adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment. Also, as discussed in Note 1 to the consolidated financial statements, Packeteer, Inc. changed its method of quantifying financial statement errors in 2006.
Our report dated March 15, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, expresses our opinion that Packeteer, Inc. did not maintain effective internal control over financial reporting as of December 31, 2006 because of the effect of material weaknesses on the achievement of objectives of the control criteria and contains an explanatory paragraph that states that (i) the Company did not maintain effective controls to provide for the reconciliation of the income taxes payable account to supporting detail and the review of the income taxes payable account reconciliation by someone other than the preparer; and (ii) the Company did not maintain effective controls over the review of the rebate reserves as the review was not appropriately designed, nor was the review conducted in sufficient detail.
/s/ KPMG LLP
Mountain View, California
April 27, 2007